Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 30, 2015, 6:00 a.m. EDT	Contact:	Mark Rittenbaum
Lorie Tekorius
503-684-7000

Greenbrier Reports Record Fourth Quarter Results

~ Posts EPS of $2.02 ~

~ Expands aggregate gross margin to 22.8% ~

~ Increases quarterly dividend to $0.20 per share~

~ Issues 2016 earnings guidance at $5.65—$6.15 per share ~

Lake Oswego, Oregon, October 30, 2015 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its fourth fiscal quarter and full year ended August 31, 2015.

Fourth Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were a record $66.9 million, or $2.02 per diluted share, on record revenue of $765.5 million.

•	Adjusted EBITDA for the quarter was a record $147.6 million, or 19.3% of revenue.

•	New railcar backlog as of August 31, 2015 was 41,300 units with an estimated value of $4.71 billion (average unit sale price of $114,000), compared to 45,100 units with an estimated value of $4.86 billion (average unit sale price of $108,000) as of May 31, 2015.

•	Diversified orders for 2,900 new railcars valued at $470 million were received during the quarter.

•	New railcar deliveries totaled 6,200 units for the quarter, compared to 5,700 units for the quarter ended May 31, 2015.

•	Marine backlog as of August 31, 2015 was approximately $52 million.

•	Quarterly dividend increases 33% to $0.20 per share, payable on December 2, 2015 to shareholders of record as of November 11, 2015.

•	Repurchased 495,952 shares of common stock at a cost of $21.8 million during the quarter, and an additional 490,123 shares at a cost of $17.8 million subsequent to August 31, 2015.

•	Nearly $145 million of capital returned to shareholders through dividends and share repurchases since October 2013.

•	Board authorizes $100 million increase to share repurchase program, bringing cumulative repurchase authorizations to $225 million since October 31, 2013.

Fiscal Year 2015 Highlights

•	Record net earnings were $192.8 million, or $5.93 per diluted share, on revenue of $2.61 billion.

•	Adjusted EBITDA was a record $433.8 million or 16.7% of revenue.

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 2

•	Achieved Return on Invested Capital (ROIC) of 23.7%.

•	New railcar deliveries totaled 21,100 units.

•	Orders totaled 32,400 units valued at $3.44 billion across a broad range of railcar types.

•	Cash generated by operating activities was $192.3 million.

Progress on Longer Term Financial Goals

•	Aggregate gross margin expanded to 22.8%, compared to 20.9% in the prior quarter, reaching the goal of at least 20% gross margin by the second half of fiscal 2016.

•	We remain on track to reach the goal of at least 25% ROIC for the second half of fiscal 2016. ROIC of 23.7% for fiscal 2015 reflects record operating results tempered by working capital needs associated with higher production and syndication volumes, and planned capital expenditure programs.

•	Our Net Funded Debt : LTM EBITDA ratio continued to improve to 0.5 times.

William A. Furman, Chairman and CEO, said, “We continued to realize positive operating momentum in the fourth quarter, leading to record revenue, margin and earnings for both the quarter and fiscal year as a whole. We intend to build on this operating momentum, using the strength of our integrated model and our diversified high margin new railcar backlog, some of which stretches into 2020. We expect these factors will lead to another solid year of earnings and free cash flow in fiscal 2016.”

“While recent new railcar order activity has been dampened by broad economic factors, it is too early to determine whether the level of new orders will continue at this muted pace. We are an agile company and, if needed, we are ready to adapt quickly to market conditions. We remain optimistic about the long term fundamentals and drivers of new railcar demand,” Furman continued. “Industry forecasts support this view, with above long-term average levels of new railcar deliveries expected in North America through 2019. Our strategy to diversify our product offerings, create efficient, flexible manufacturing capacity in low-cost facilities, drive more value through our lease syndication model, and increase revenue diversity in international markets, along with our strong balance sheet, positions us well.”

“We are actively expanding our geographic reach and now sell into more global markets than ever before,” Furman added. “Most recently, we announced our entry into markets in the Middle East with an order for 1,200 tank cars from Saudi Railway Company (SAR). Earlier this year, we expanded into South American markets through our investment in a Brazilian railcar manufacturer, now known as Greenbrier-Maxion. Greenbrier’s global growth complements and leverages our engineering expertise and production facilities in Mexico and Poland and at Gunderson, our flagship manufacturing facility in Oregon. Our international activity extends the Greenbrier brand and provides business diversification and growth opportunities over the longer term.”

Furman concluded, “Greenbrier will continue its balanced approach to investing in projects that generate high rates of return, seeking growth opportunities in our core competencies, and returning capital to shareholders.”

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 3

Share Repurchases

We repurchased 495,952 shares of common stock at a cost of $21.8 million during the quarter and an additional 490,123 shares at a cost of $17.8 million subsequent to August 31, 2015. Cumulative repurchases since October 31, 2013 aggregate 2,641,662 shares at a cost of $122.5 million. We have $102.5 million remaining available under our cumulative $225 million share repurchase program.

Subsequent Events

Subsequent to quarter end, the Company refinanced its $290 million North American revolving credit facility, with a new five-year $550 million facility. The Company also acquired a diversified portfolio of nearly 4,000 leased railcars previously owned by WLR-Greenbrier Rail Inc. and managed by Greenbrier, with the intent to sell them in the near term to institutional investors. This portfolio acquisition is consistent with the Company’s successful stated strategy to drive more volume through its lease syndication and asset management model.

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2016, Greenbrier believes:

•	Deliveries will be approximately 20,000 – 22,500 units

•	Revenue will exceed $2.8 billion

•	Diluted EPS will be in the range of $5.65 to $6.15

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 4

Financial Summary

	Q4 FY15	Q3 FY15	Sequential Comparison – Main Drivers
Revenue	$765.5M	$714.6M	Up 7.1% primarily due to increased deliveries
Gross margin	22.8%	20.9%	Up 190 bps due to favorable product mix and pricing and improved production efficiencies in the manufacturing segment
Selling and administrative expense	$39.6M	$45.6M	Down 13.2% primarily due to non-recurring costs in Q3
Gain on disposition of equipment	$0.4M	$0.7M	Timing of sales fluctuates and is opportunistic
Adjusted EBITDA	$147.6M	$116.3M	Up 26.9% driven by higher deliveries and margin and non-recurring costs in Q3
Effective tax rate	26.9%	30.7%	Reflects a change in the geographic mix of earnings and in GIMSA JV earnings
Net earnings attributable to noncontrolling interest	$31.1M	$27.5M	Driven by an increase in deliveries and higher margin from our GIMSA JV
Net earnings	$66.9M	$42.8M
Diluted EPS	$2.02	$1.33

Segment Summary

	Q4 FY15	Q3 FY15	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$657.5M	$593.4M	Up 10.8% primarily due to higher deliveries
Gross margin	23.0%	21.5%	Up 150 bps due to favorable product mix and pricing and improved efficiencies
Operating margin (1)	21.0%	19.5%
Deliveries	6,200	5,700
Wheels & Parts
Revenue	$84.6M	$97.4M	Down 13.1% primarily attributable to lower wheel and component volumes
Gross margin	10.8%	8.0%	Up 280 bps primarily due to an adverse effect of lower scrap metal prices in Q3
Operating margin (1)	7.8%	5.2%
Leasing & Services
Revenue	$23.4M	$23.8M	Down 1.7% primarily due to a slight decline in management revenue associated with the timing of maintenance activities
Gross margin	62.0%	58.0%	Up 400 bps due to higher margin interim rents on leased railcars for syndication
Operating margin (1) (2)	43.6%	45.4%
Lease fleet utilization	96.6%	97.6%

(1)	See supplemental segment information on page 12 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 5

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2015 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 30, 2015

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in our 4 manufacturing facilities in the U.S. and Mexico and marine barges at our U.S. manufacturing facility. Greenbrier also sells reconditioned wheel sets and provides wheel services at 9 locations throughout the U.S. We recondition, manufacture and sell railcar parts at 4 U.S. sites. Greenbrier is a 50/50 joint venture partner with Watco Companies, LLC in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 33 locations across North America, including 12 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through our operations in Poland. Greenbrier owns approximately 12,600 railcars, and performs management services for approximately 258,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, available manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 6

changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Annualized ROIC is calculated by taking year to date Earnings from operations, less cash paid for income taxes, net, which is then annualized and divided by the average balance of the sum of the Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. The average is calculated based on the quarterly ending balances.

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2015	May 31, 2015	February 28, 2015	November 30, 2014	August 31, 2014
Assets
Cash and cash equivalents	$172,930	$122,783	$145,512	$118,958	$184,916
Restricted cash	8,869	8,912	8,722	9,170	20,140
Accounts receivable, net	196,029	214,890	207,488	191,532	199,679
Inventories	445,535	426,655	418,590	372,039	305,656
Leased railcars for syndication	212,534	213,197	198,010	177,221	125,850
Equipment on operating leases, net	255,391	257,962	261,234	264,615	258,848
Property, plant and equipment, net	303,135	285,570	271,977	258,303	243,698
Investment in unconsolidated affiliates	87,270	91,217	71,225	72,342	69,359
Intangibles and other assets, net	65,554	62,664	64,386	61,937	65,757
Goodwill	43,265	43,265	43,265	43,265	43,265

	$1,790,512	$1,727,115	$1,690,409	$1,569,382	$1,517,168

Liabilities and Equity
Revolving notes	$50,888	$92,507	$90,563	$46,527	$13,081
Accounts payable and accrued liabilities	455,213	405,544	417,844	374,509	383,289
Deferred income taxes	60,657	75,572	77,632	81,808	81,383
Deferred revenue	33,836	24,209	28,287	27,067	20,603
Notes payable	326,429	346,279	441,326	443,303	445,091
Total equity—Greenbrier	732,838	672,396	541,491	519,884	511,390
Noncontrolling interest	130,651	110,608	93,266	76,284	62,331

Total equity	863,489	783,004	634,757	596,168	573,721

	$1,790,512	$1,727,115	$1,690,409	$1,569,382	$1,517,168

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Years ending August 31,
	2015	2014	2013
Revenue
Manufacturing	$2,136,051	$1,624,916	$1,215,734
Wheels & Parts	371,237	495,627	469,222
Leasing & Services	97,990	83,419	71,462

	2,605,278	2,203,962	1,756,418
Cost of revenue
Manufacturing	1,691,414	1,374,008	1,082,889
Wheels & Parts	334,680	463,938	431,501
Leasing & Services	41,831	43,796	35,655

	2,067,925	1,881,742	1,550,045
Margin	537,353	322,220	206,373
Selling and administrative	151,791	125,270	103,175
Net gain on disposition of equipment	(1,330)	(15,039)	(18,072)
Gain on contribution to joint venture	—	(29,006)	—
Goodwill impairment	—	—	76,900
Restructuring charges	—	1,475	2,719

Earnings from operations	386,892	239,520	41,651
Other costs
Interest and foreign exchange	11,179	18,695	22,158

Earnings before income tax and earnings from unconsolidated affiliates	375,713	220,825	19,493
Income tax expense	(112,160)	(72,401)	(25,060)

Earnings (loss) before earnings from unconsolidated affiliates	263,553	148,424	(5,567)
Earnings from unconsolidated affiliates	1,756	1,355	186

Net earnings (loss)	265,309	149,779	(5,381)
Net earnings attributable to noncontrolling interest	(72,477)	(37,860)	(5,667)

Net earnings (loss) attributable to Greenbrier	$192,832	$111,919	$(11,048)

Basic earnings (loss) per common share:	$6.85	$3.97	$(0.41)
Diluted earnings (loss) per common share:	$5.93	$3.44	$(0.41)
Weighted average common shares:
Basic	28,151	28,164	26,678
Diluted	33,328	34,209	26,678
Dividends declared per common share	$0.60	$0.15	$—

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
	2015	2014	2013
Cash flows from operating activities:
Net earnings (loss)	$265,309	$149,779	$(5,381)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Deferred income taxes	(20,151)	(4,687)	(9,662)
Depreciation and amortization	45,156	40,422	41,447
Net gain on disposition of equipment	(1,330)	(15,039)	(18,072)
Accretion of debt discount	—	—	2,455
Stock based compensation expense	19,459	11,285	6,302
Gain on contribution to joint venture	—	(29,006)	—
Goodwill impairment	—	—	76,900
Noncontrolling interest adjustments	17,215	2,774	(2,144)
Other	1,184	576	1,089
Decrease (increase) in assets:
Accounts receivable, net	13,652	(23,749)	(7,323)
Inventories	(143,849)	(9,675)	19,045
Leased railcars for syndication	(90,614)	(57,779)	22,881
Other	575	(4,069)	969
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	72,419	63,362	(15,429)
Deferred revenue	13,308	11,713	(8,485)

Net cash provided by operating activities	192,333	135,907	104,592

Cash flows from investing activities:
Proceeds from sales of assets	5,295	54,235	75,338
Capital expenditures	(105,989)	(70,227)	(60,827)
Decrease (increase) in restricted cash	271	(333)	(2,530)
Investment in and advances to unconsolidated affiliates	(34,453)	(13,753)	(2,240)
Other	3,345	—	(3,582)

Net cash provided by (used in) investing activities	(131,531)	(30,078)	6,159

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	49,000	—	(16,396)
Proceeds from revolving notes with maturities longer than 90 days	44,451	37,819	38,177
Repayments of revolving notes with maturities longer than 90 days	(55,644)	(72,947)	(34,966)
Proceeds from issuance of notes payable	—	200,000	2,186
Repayments of notes payable	(7,475)	(128,797)	(58,831)
Debt issuance costs	—	(382)	—
Decrease (increase) in restricted cash	11,000	(11,000)	—
Repurchase of stock	(69,950)	(33,583)	—
Dividends	(16,491)	(4,123)	—
Cash distribution to joint venture partner	(20,375)	(5,076)	—
Investment by joint venture partner	—	419	3,206
Excess tax benefit from restricted stock awards	2,908	109	900
Other	(248)	—	(8)

Net cash used in financing activities	(62,824)	(17,561)	(65,732)

Effect of exchange rate changes	(9,964)	(787)	(1,155)
Increase (decrease) in cash and cash equivalents	(11,986)	87,481	43,864
Cash and cash equivalents
Beginning of period	184,916	97,435	53,571

End of period	$172,930	$184,916	$97,435

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2015 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$379,949	$505,241	$593,376	$657,485	$2,136,051
Wheels & Parts	86,624	102,640	97,407	84,566	371,237
Leasing & Services	28,485	22,268	23,823	23,414	97,990

	495,058	630,149	714,606	765,465	2,605,278
Cost of revenue
Manufacturing	316,037	403,227	465,658	506,492	1,691,414
Wheels & Parts	76,872	92,768	89,645	75,395	334,680
Leasing & Services	14,081	8,844	10,017	8,889	41,831

	406,990	504,839	565,320	590,776	2,067,925
Margin	88,068	125,310	149,286	174,689	537,353
Selling and administrative expense	33,729	32,899	45,595	39,568	151,791
Net gain on disposition of equipment	(83)	(121)	(720)	(406)	(1,330)

Earnings from operations	54,422	92,532	104,411	135,527	386,892
Other costs
Interest and foreign exchange	3,141	1,929	4,285	1,824	11,179

Earnings before income tax and earnings (loss) from unconsolidated affiliates	51,281	90,603	100,126	133,703	375,713
Income tax expense	(16,054)	(29,372)	(30,783)	(35,951)	(112,160)
Earnings (loss) from unconsolidated affiliates	755	(185)	982	204	1,756

Net earnings	35,982	61,046	70,325	97,956	265,309
Net earnings attributable to noncontrolling interest	(3,196)	(10,695)	(27,514)	(31,072)	(72,477)

Net earnings attributable to Greenbrier	$32,786	$50,351	$42,811	$66,884	$192,832

Basic earnings per common share (1)	$1.19	$1.86	$1.54	$2.23	$6.85
Diluted earnings per common share (1)	$1.01	$1.57	$1.33	$2.02	$5.93

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2014 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$359,473	$347,755	$425,583	$492,105	$1,624,916
Wheels & Parts	113,401	136,540	140,663	105,023	495,627
Leasing & Services	17,481	17,921	27,039	20,978	83,419

	490,355	502,216	593,285	618,106	2,203,962
Cost of revenue
Manufacturing	311,440	306,572	351,829	404,167	1,374,008
Wheels & Parts	107,975	127,940	129,825	98,198	463,938
Leasing & Services	9,381	9,853	14,856	9,706	43,796

	428,796	444,365	496,510	512,071	1,881,742
Margin	61,559	57,851	96,775	106,035	322,220
Selling and administrative expense	26,109	28,125	34,800	36,236	125,270
Net gain on disposition of equipment	(3,651)	(5,416)	(5,619)	(353)	(15,039)
Restructuring charges	879	540	56	—	1,475
Gain on contribution to joint venture	—	—	—	(29,006)	(29,006)

Earnings from operations	38,222	34,602	67,538	99,158	239,520
Other costs
Interest and foreign exchange	4,744	4,099	5,437	4,415	18,695

Earnings before income tax and earnings (loss) from unconsolidated affiliates	33,478	30,503	62,101	94,743	220,825
Income tax expense	(10,522)	(9,883)	(16,303)	(35,693)	(72,401)
Earnings (loss) from unconsolidated affiliates	41	(67)	298	1,083	1,355

Net earnings	22,997	20,553	46,096	60,133	149,779
Net earnings attributable to noncontrolling interest	(7,609)	(4,966)	(12,508)	(12,777)	(37,860)

Net earnings attributable to Greenbrier	$15,388	$15,587	$33,588	$47,356	$111,919

Basic earnings per common share (1)	$0.54	$0.55	$1.20	$1.69	$3.97
Diluted earnings per common share (1)	$0.49	$0.50	$1.03	$1.43	$3.44

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2015:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$657,485	$—	$657,485	$138,319	$—	$138,319
Wheels & Parts	84,566	6,807	91,373	6,577	585	7,162
Leasing & Services	23,414	19,067	42,481	10,210	19,067	29,277
Eliminations	—	(25,874)	(25,874)	—	(19,652)	(19,652)
Corporate	—	—	—	(19,579)	—	(19,579)

	$765,465	$—	$765,465	$135,527	$—	$135,527

Three months ended May 31, 2015:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$593,376	$33	$593,409	$115,675	$—	$115,675
Wheels & Parts	97,407	7,605	105,012	5,078	607	5,685
Leasing & Services	23,823	11,722	35,545	10,824	11,722	22,546
Eliminations	—	(19,360)	(19,360)	—	(12,329)	(12,329)
Corporate	—	—	—	(27,166)	—	(27,166)

	$714,606	$—	$714,606	$104,411	$—	$104,411

	Total assets
	August 31,	May 31,
	2015	2015
Manufacturing	$675,409	$697,342
Wheels & Parts	291,798	290,363
Leasing & Services	549,073	538,896
Unallocated	274,232	200,514

	$1,790,512	$1,727,115

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	August 31, 2015	May 31, 2015
Revenue	$95,200	$88,800
Earnings from operations	$300	$200
Total assets	$239,900	$230,100

-More-

Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	August 31, 2015	May 31, 2015
Net earnings	$97,956	$70,325
Interest and foreign exchange	1,824	4,285
Income tax expense	35,951	30,783
Depreciation and amortization	11,898	10,860

Adjusted EBITDA	$147,629	$116,253

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

	Three Months Ended August 31, 2015	Year Ended August 31, 2015
Backlog Activity (units)
Beginning backlog	45,100	31,500
Orders received	2,900	32,400
Production held as Leased railcars for syndication	(2,700)	(8,200)
Production sold directly to third parties	(4,000)	(14,400)

Ending backlog	41,300	41,300

Delivery Information (units)
Production sold directly to third parties	4,000	14,400
Sales of Leased railcars for syndication	2,200	6,700

Total deliveries	6,200	21,100

-More-

Greenbrier Reports Record Fourth Quarter Results . . . (Cont.)	Page 14

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	August 31, 2015	May 31, 2015
Weighted average basic common shares outstanding (1)	30,040	27,842
Dilutive effect of convertible notes (2)	3,192	5,158
Dilutive effect of performance awards (3)	165	—

Weighted average diluted common shares outstanding	33,397	33,000

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes are included in the Weighted average diluted common shares outstanding as the average stock price during the period exceeded the conversion price of $48.05.
(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2026 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	August 31, 2015	May 31, 2015
Net earnings attributable to Greenbrier	$66,884	$42,811
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	744	1,234

Earnings before interest and debt issuance costs on convertible notes	$67,628	$44,045

Weighted average diluted common shares outstanding	33,397	33,000
Diluted earnings per share	$2.02	$1.33

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